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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated May 1, 1996 (except for the matters described in Note 13, as to which the date is February 4, 1997) and May 1, 1996 and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

New York, New York
February 4, 1997